 Exhibit (a)(1)(C)
NOTICE OF GUARANTEED DELIVERY
For Tender of Shares of Common Stock
of
CYMABAY THERAPEUTICS, INC.
a Delaware corporation
at
$32.50 NET PER SHARE
Pursuant to the Offer to Purchase dated February 23, 2024
by
PACIFIC MERGER SUB, INC.
a wholly owned subsidiary of
GILEAD SCIENCES, INC.
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE AFTER 11:59 P.M., EASTERN TIME, ON MARCH 21, 2024, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.
This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) the procedure for book-entry transfer of the shares of common stock, par value $0.0001 per share (the “Shares”), of CymaBay Therapeutics, Inc., a Delaware corporation (the “Company”) cannot be completed prior to the expiration of the Offer or (ii) time will not permit all required documents to reach Equiniti Trust Company, LLC (the “Depositary”) prior to the expiration of the Offer. This Notice of Guaranteed Delivery may be delivered by overnight courier or mailed or e-mailed to the Depositary. See Section 3 of the Offer to Purchase (as defined below).
The Depositary for the Offer is:
Equiniti Trust Company, LLC
By Mail:	By Overnight Courier:
Equiniti Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 49 Newark, New Jersey 07101	Equiniti Trust Company, LLC 55 Challenger Road Suite #200 Ridgefield Park, New Jersey 07660 Attn: Reorganization Department
For assistance, call: (877) 248-6417 or (718) 921-8317
All questions on the Offer should be directed to the Information Agent listed in the Offer to Purchase.
DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.
THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN SECTION 3 OF THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE

MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.
The Eligible Institution that completes this Notice of Guaranteed Delivery must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal (as defined below) (in respect of Shares tendered by any means other than book-entry transfer through DTC) or, in respect of book-entry transfer through DTC, an Agent’s Message (as defined in Section 3 of the Offer to Purchase) and Book-Entry Confirmation (as defined in Section 3 of the Offer to Purchase) to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.
Ladies and Gentlemen:
The undersigned hereby tenders to Pacific Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Gilead Sciences, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated February 23, 2024 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), receipt of which is hereby acknowledged, the number of Shares specified below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. Shares tendered by the Notice of Guaranteed Delivery will be excluded from the calculation of the Minimum Tender Condition (as defined in the Offer to Purchase), unless such Shares and other required documents are received by the Depositary by the expiration date of the Offer.
Number of Shares:

☐ Check here if Shares will be tendered by book-entry transfer.
Name of Tendering Institution:
DTC Account Number:
Dated:
Number of Record Holders:

(Please type or print)
Address(es):	(Zip Code)
Area Code and Tel. No.:	(Daytime telephone number)
Signature(s):
Notice of Guaranteed Delivery

GUARANTEE
(Not to be used for signature guarantee)
The undersigned, an Eligible Institution, hereby (i) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and (ii) within two NASDAQ (defined in Section 1 of the Offer to Purchase) trading days after the date hereof, (A) guarantees delivery to the Depositary, at one of its addresses set forth above, of a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal or (B) guarantees a Book-Entry Confirmation (as defined in Section 3 of the Offer to Purchase) of the Shares tendered hereby into the Depositary’s account at The Depository Trust Company (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), together with an Agent’s Message (as defined in Section 3 of the Offer to Purchase).
Name of Firm:
Address:
(Zip Code)
Area Code and Telephone No.:
(Authorized Signature)
Name:	(Please type or print)
Title:
Date:

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